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                                                                    Exhibit 99.3

                           EXCERPTS FROM FOX COVERAGE
                     RELATING TO HIENERGY TECHNOLOGIES, INC.



Dr. Bogdan Maglich: The x-ray machines at our airports have never detected an explosive within the last fifteen years. Why? The x-ray machines are chemically blind.


Dr. Bogdan Maglich: Terrorists today have PhD's. These are educated people and very often they know more about the chemistry than maybe our governmental people who are devising the checkpoints.


Jaime Colby: Is HiEnergy the little research company that could? Young physicists are trying to find the next big thing in airport security. Items not yet in production. Their ideas are revolutionary.

Dr. Bogdan Maglich: It is ludicrous to believe that 19th century technology is going to solve our 21st century problems.'

Jaime Colby: HiEnergy says its land mine detection technology can also detect anthrax, cocaine and explosives.

Dr. Mu Young Lee: Very simple display red yellow and green. The operator does not need to know the chemical of what you see is. It will do all the calculations.